SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☐Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Radio One, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     ☑ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706
301-306-1111

August __, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Thursday, September 17, 2009 at 9:30 a.m. Eastern Time, at the Marriott Hotel, 6400 Ivy Lane, Greenbelt, MD 20770.

At this meeting, the Class A and Class B shareholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement.  Also being made available is Radio One’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and, if you are a holder of Class A or Class B common stock, a proxy card.

Whether or not you plan to attend the annual meeting in person, if you are a Class A or Class B shareholder it is important that your shares be represented and voted at the meeting.  Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope.  No postage is required if it is mailed in the United States.  Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.  Your cooperation in promptly returning your completed proxy is greatly appreciated.

In addition to voting by proxy, you may  use  the  internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time September 16, 2009.  Online voting is available at www.proxyvote.com.  Have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time September 16, 2009.  Have your proxy card in hand when you call and then follow the instructions.

We look forward to seeing you at the annual meeting.

Sincerely,

Alfred C. Liggins, III
Chief Executive Officer

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706
301-306-1111
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2009
_______________

NOTICE IS HEREBY GIVEN that the 2009 annual meeting of stockholders of Radio One, Inc., a Delaware corporation (“Radio One”), will be held on September 17, 2009 at 9:30 a.m. Eastern Time, at the Marriott Hotel, 6400 Ivy Lane, Greenbelt, MD 20770, to consider and act upon the following matters:

(1)              The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)              The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and B. Doyle Mitchell, Jr. as directors to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)              To approve an amendment to Radio One’s certificate of incorporation to effect a reverse stock split across all  classes of our common stock by a ratio of not less than one-for-five and not more than one-for-fifty at any time prior to the next annual stockholders meeting, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its discretion.

(4)              The approval of the Radio One 2009 Stock Option and Restricted Stock Plan, to succeed the 1999 Stock Option and Restricted Stock Plan which has expired by its terms.

(5)             The ratification of the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2009.

(6)             The transaction of such other business as may properly come before the 2009 annual meeting or any adjournment thereof.

At this time, the board of directors is not aware of any other business that will be presented for consideration at the 2009 annual meeting.

The Board of Directors Unanimously Recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3, 4, and 5 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on July 29, 2009 will be entitled to vote at the 2009 annual meeting or any adjournment thereof.  A list of stockholders entitled to vote at the 2009 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Radio One’s offices at 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.  If you wish to view the list of stockholders, please contact Linda J. Vilardo, Radio One’s Assistant Secretary, at (301) 306-1111.

We hope that you will be able to attend the 2009 annual meeting in person.  However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. If you do attend the meeting, you may revoke your proxy if you wish to vote in person.  The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the meeting.  As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Linda J. Vilardo
Assistant Secretary

Dated: August __, 2009

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706
_______________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2009
_______________

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

In this proxy statement, Radio One, Inc. is referred to as “we,” “us,” “our,” “Radio One” or “the Company.”

Q:  Why did I receive this proxy statement?

You received this proxy statement because our board of directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting).  The annual meeting will be held on September 17, 2009 at 9:30 a.m. Eastern Time, at the Marriott Hotel, 6400 Ivy Lane, Greenbelt, MD 20770.  This proxy statement together with a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2008 are first being mailed on or made available via internet or about August __, 2009 to stockholders of record at the close of business on July 29, 2009.  A copy of our Annual Report on Form 10K/A for the year ended December 31, 2008 was first made available on April 30, 2009 and remains available on our corporate website at www.radio-one.com.

Q:  What am I voting on?

You are being asked to consider and vote on the following:

(1)                  The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve for a one year term ending in 2010 (Proposal 1);

(2)                  The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and B. Doyle Mitchell, Jr. as directors to serve for a one year term ending in 2010 (Proposal 2);

(3)                  The approval of an amendment to Radio One’s certificate of incorporation to effect a reverse stock split across all classes of our common stock by a ratio of not less than one-for-five and not more than one-for-fifty at any time prior to the next annual stockholders meeting, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its discretion (Proposal 3);

(4)                 The approval of the Radio One 2009 Stock Option and Restricted Stock Plan, to succeed the Company’s 1999 Stock Option and Restricted Stock Plan which has expired by its terms (Proposal 4); and

(5)                 The ratification of the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2009 (Proposal 5).

No matters other than those referred to above are presently scheduled to be considered at the meeting.

Q:  Who is entitled to vote?

Holders of Class A and Class B common stock at the close of business on July 29, 2009, the record date, will be entitled to vote at the meeting.  As of July 29, 2009, there were  _______ shares of Class A common stock and _________ shares of Class B common stock issued, outstanding and eligible to vote.  Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

Q:  How do I vote?

You may attend the meeting and vote in person or you can vote by proxy, internet or phone.  To vote by proxy, sign and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided.  The instructions for voting are contained on the enclosed proxy card.  The individuals named on the card are your proxies.  They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•      Proxies received from the holders of Class A common stock will be voted FOR:

                 All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•      Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

(i)   All of the other nominees for director;

(ii)  Approval of an amendment to our certificate of incorporation which will effect a reverse stock split across all classes of our common stock;

(iii) Approval of the 2009 Stock Option and Restricted Stock Grant Plan;

(iv) Ratification of the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2009; and

(v)  At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may  use  the  internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time September 16, 2009.  Online voting is available at www.proxyvote.com.  Please have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903.  You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time September 16, 2009.  Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld.  Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:  How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy.  You may also revoke your proxy by voting in person at the annual meeting.  The address of our Assistant Secretary is 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, Attention: Linda J. Vilardo, Assistant Secretary.  If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Q:  What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account.  Sign and return all proxy cards to ensure that all of your shares are voted.

Q:  What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.  Members of our board of directors are elected by a plurality of votes cast.  This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on July __, 2009, there were  _______ outstanding shares of our Class A common stock and ______ outstanding shares of our Class B common stock.  Accordingly, a total of  _____ votes may be cast at the meeting. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:  What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Radio One voting common stock are present at the meeting in person or by proxy.  A quorum is necessary to take action at the meeting.  Abstentions and instructions to withhold voting authority, but not broker non-votes, are counted as present for purposes of determining whether there is a quorum.  A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.  In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the shareholders present in person or by proxy may adjourn the meeting to another time or place.  Unless the adjournment is for more than thirty days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given.  At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:  How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•      the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the approval of the reverse stock split;

•      the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the approval of 2009  Stock Option and Restricted Stock Grant Plan; and

•      the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent auditors.

Q:  How do our officers and directors intend to vote?

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to  ____ shares of Class A common stock and _____ shares of Class B common stock (together representing approximately ___ of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.

Q:  Who can attend the Annual Meeting?

All shareholders as of July 29, 2009 can attend.

Q:  Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation.  We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person.  Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.

Q:  Who will count the votes?

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2009 annual meeting to serve until the 2010 annual meeting.  The two nominees are Terry L. Jones and Brian W. McNeill.  Each of them is an incumbent director.  These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock.  There is no cumulative voting for the board of directors.  Following is certain biographical information about the nominees for Class A director.

The Board Unanimously Recommends that You Vote “For” each
of the Persons Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 62
Since 1990, Mr. Jones has been President of Syndicated Communications, Inc. ("Syncom"), a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation.  He joined Syncom in 1978 as a Vice President.  Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syncom.  He also serves on the board of directors of Iridium Satellite LLC, TV One, LLC ("TV One"), Syncom Management Company, Inc. and Cyber Digital Inc., a publicly held company.

Brian W. McNeill Director since 1995 Age: 53
Mr. McNeill is a founder and Managing General Partner of Alta Communications.  He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses.  Mr. McNeill currently serves on the board of directors of several companies in the radio and television industries including Una Vez Mas.  He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston.  He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated  magna cum laude  with a degree in economics from the College of the Holy Cross.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2010 annual meeting.  The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and B. Doyle Mitchell, Jr.  Each of the nominees is an incumbent director.  Each of  Mr. Armstrong, Mr. Blaylock and Mr.  Mitchell also qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.  These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors.  To be elected, the five persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote.  There is no cumulative voting for the board of directors.  The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For”
each of the Persons Nominated in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 62
Ms. Hughes has been Chairperson of the Board and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997.  Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host.  She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Radio One’s Chief Executive Officer, President and a Director.

Alfred C. Liggins, III Chief Executive Officer, President and Treasurer Director since 1989 Age: 44
Mr. Liggins has been Chief Executive Officer (“CEO”) of Radio One since 1997 and President since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM.  In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, DC operations.  After becoming President, Mr. Liggins engineered Radio One’s expansion into new markets.  Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program.  Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson, Secretary and a Director.

D. Geoffrey Armstrong Director since 2001 Age: 52
Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm.  From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000.  Prior to that, he was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc.  Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.  Mr. Armstrong is also a director of Nexstar Broadcasting Group, Inc., a publicly held company.

Ronald E. Blaylock Director since 2002 Age: 49
Mr. Blaylock is a general partner with GenNx360, a private equity buy out firm focused on industrial business-to-business companies.  Prior to launching GenNx360, Mr. Blaylock founded and managed Blaylock & Company, one of the top minority-owned investment banking firms in the country. Mr. Blaylock held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company in 1993.  Mr. Blaylock is also a director of the W.R. Berkley Corporation, a publicly held company.

B. Doyle Mitchell, Jr. Director since 2008 Age: 47
B. Doyle Mitchell, Jr. is President and CEO of Industrial Bank, N.A., in the Washington, DC metropolitan area.  He was elected to the board of directors of Industrial Bank, N.A. in 1990 and has been President since 1993.  Mr. Mitchell serves on the board of directors of the Federal City Council, the Luke C. Moore Academy, Sewell Music Conservatory, Leadership Greater Washington, the Washington Performing Arts Society, the Greater Prince Georges Business Roundtable and the D.C. Chamber of Commerce, of which he was Chairman in 2001, and is one of the owners of the Washington Nationals Baseball Team.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently, there are seven members of the board of directors, five of whom are neither officers nor employees of Radio One.  The board held nine meetings during 2008.  Each of the seven directors attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served.  It is the policy of the Company that all members of the board of directors attend annual meetings of the stockholders.  Six of the seven directors attended the 2008 annual meeting of the stockholders of the Company.  Terry L. Jones was unable to attend the 2008 annual meeting of the stockholders due to a family matter.

Communication with the Board

Our stockholders may communicate directly with the board of directors.  All communications should be in written form and directed to Radio One’s Assistant Secretary at the following address:

Assistant Secretary
Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Radio One’s board of directors.  Each communication intended for Radio One’s board of directors and received by the Assistant Secretary that is related to the operation of Radio One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill and B. Doyle Mitchell, Jr. each of whom satisfy the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market.  Each of the audit committee members is independent, as that term is defined in Rule 5605 of the NASDAQ Marketplace Rules.  The board of directors has determined that both Mr. Armstrong and Mr. Mitchell qualify as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933.  The board has adopted a written audit committee charter, which is available on our website at www.radio-one.com/about/audit_committee.asp.  The audit committee met seven times during 2008.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•      selects our independent auditors;

•      reviews the services performed by our independent auditors, including non-audit services, if any;

•      reviews the scope and results of the annual audit;

•      reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•      reviews and discusses the financial statements and accounting policies with management and our independent auditors;

•      reviews the performance and fees of our independent auditors;

•      reviews the independence of our auditors;

•      reviews the audit committee charter; and

•      reviews related party transactions, if any.

Compensation Committee

Our compensation committee consists of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong.  The compensation committee held six formal meetings during 2008, as well as multiple informal meetings and discussions among the members.  The board has adopted a written compensation committee charter.  The functions of the compensation committee include:

•      reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock option or restricted stock grants;

•      establishing and reviewing policies regarding executive officer compensation and perquisites; and

•      performing such other duties as shall from time to time be delegated by the board.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill.  The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates.  The nominating committee held one meeting during 2008.  The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the board of directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the board.  Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the board, which will decide whether to invite the candidate to be a nominee for election to the board.  The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the annual meeting.

For a stockholder to submit a candidate for consideration to the nominating committee, a stockholder must notify Radio One’s Assistant Secretary.  To make a recommendation for director nomination in advance of an annual meeting of Radio One, a stockholder must meet the requirements of our bylaws including notifying Radio One’s Assistant Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s annual meeting proxy statement. Notices should be sent to:

Assistant Secretary
Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.

EXECUTIVE OFFICERS

In the table below we set forth certain information on those persons currently serving as our executive officers.  Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 44
Mr. Thompson has been Chief Financial Officer (“CFO”) of Radio One since February 2008.  Mr. Thompson joined the Company in October 2007, as the Company’s Executive Vice President of Business Development. Prior to his employment with the Company, Mr. Thompson worked on various business development projects for Radio One.  Prior to working with the Company, Mr. Thompson served as a public accountant and spent 13 years at Universal Music in the United Kingdom, five of them as CFO.

Barry A. Mayo President, Radio Division Age: 57
Mr. Mayo has been President of Radio One’s Radio Division since August 2007.  Prior to joining Radio One, Mr. Mayo served as a consultant to the Company through his firm Mayomedia, a media consulting firm specializing in urban markets.  Mr. Mayo has held numerous senior management positions during his 30 plus years of experience in the industry.  He began as a program director and he helped create one of the largest urban stations in the country, WRKS-FM, in New York.  Three years after joining the programming staff at WRKS-FM, Mr. Mayo became Vice President and General Manager of that station.  In 1988, he and a group of partners founded Broadcast Partners.  While Mr. Mayo served as President, Broadcast Partners grew into an eleven-station, publicly traded company with stations in Dallas, New York, Chicago and Charlotte.  In 1995, Mr. Mayo sold his share of Broadcast Partners and founded Mayomedia.  In 2003, he was recruited back to New York to become the Senior Vice President and Market Manager for Emmis Radio.  He left Emmis Radio in 2006 to resume his consulting career and began working with Radio One in July 2006 as a consultant.

Linda J. Vilardo Vice President, Assistant Secretary and Chief Administrative Officer Age: 52
Ms. Vilardo has been Chief Administrative Officer (“CAO”) of Radio One since November 2004, Assistant Secretary since April 1999, Vice President since February 2001, and was General Counsel from January 1998 to January 2005.  Prior to joining Radio One, Ms. Vilardo was a partner in the Washington, DC office of Davis Wright Tremaine LLP, where she represented Radio One as outside counsel.  From 1992 to 1997, she was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July    , 2009 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•	each of the current executive officers named in the Summary Compensation Table;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

In the case of persons other than our executive officers, directors and nominee, such information is based solely upon a review of the latest schedules 13D or 13G, as amended.  Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.  Information with respect to the beneficial ownership of the shares has been provided by the stockholders.  The number of shares of stock includes all shares that may be acquired within 60 days of July __, 2009.

	Common Stock
	Class A			Class B		Class C		Class D
	Number of Shares	Percent of Class		Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Catherine L. Hughes(1)(2)(3)(4)	1,000	*		851,536	29.8%	1,579,674	50.6%	4,421,007	___	%
Alfred C. Liggins, III(1) (3)(4)(5)(6)	574,909	___	%	2,010,307	70.2%	1,541,374	49.4%	9,352,823	___	%
Barry A. Mayo(7)	-	-		-	-	-	-	100,000	*
Linda J. Vilardo(8)	1,000	*		-	-	-	-	-	*
Terry L. Jones(9)	49,557	___	%	-	-	-	-	672,307	___	%
Brian W. McNeill(10)	26,434	*		-	-	-	-	710,300	___	%
D. Geoffrey Armstrong(11)	10,000	*		-	-	-	-	186,595	*
Ronald E. Blaylock(12)	-	-		-	-	-	-	43,865	*
B. Doyle Mitchell, Jr.(13)	-	-		-	-	-	-	8,865	*
Peter D. Thompson(14)	-	-		-	-	-	-	50,000	*
Ariel Capital Management, Inc.(15)	-	-		-	-	-	-	15,589,245	___	%
Citadel Limited Partnership(16)	-	-		-	-	-	-	6,876,549	___	%
Fine Capital Partners, L.P.(17)	-	-		-	-	-	-	5,117,898	___	%
Dimensional Fund Advisors, L.P.(18)	-	-		-	-	-	-	4,128,377	___	%
The Vanguard Group(19)	118,664	___	%	-	-	-	-	-	-
All Directors and Named Executives as a group (10 persons)	662,900	___	%	2,861,843	100.0%	3,121,048	100.0%	15,545,762	___	%

*	Less than 1%.

(1)
Includes 31,211 shares of Class C common stock and 62,997 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”).  The address of Ms. Hughes and Mr. Liggins is 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.

(2)
The shares of Class B common stock, 247,366 shares of Class C common stock and 3,810,409 shares of Class D common stock are held by the Hughes Revocable Trust; 192,142 shares of Class C common stock and 286,875 shares of Class D common stock are held by the Catherine L. Hughes Charitable Lead Annuity Trust, dated March 2, 1999, of which Harold Malloy is trustee; 1,124,560 shares of Class C common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.

(4)	As of July , 2009, the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 28.0% and 92.3%, respectively.

(5)
The shares of Class B common stock, 605,313 shares of Class C common stock, and 5,611,565 shares of Class D common stock are held by the Liggins Revocable Trust; and 920,456 shares of Class C common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)	Includes 1,500,000 shares of Class D common stock obtainable upon the exercise of stock options.

(7)	Includes 50,000 shares of Class D common stock obtainable upon the exercise of stock options.

(8)	Includes 1,000 shares of Class A common stock.

(9)
Includes 38,865 shares of Class D common stock obtainable upon the exercise of stock options and 300 shares of Class A common stock and 600 shares of Class D common stock held by Mr. Jones as custodian for his daughter.

(10)	Includes 38,865 shares of Class D common stock obtainable upon the exercise of stock options.

(11)	Includes 38,865 shares of Class D common stock obtainable upon the exercise of stock options.

(12)	Includes 33,865 shares of Class D common stock obtainable upon the exercise of stock options.

(13)	Includes 8,865 shares of Class D common stock obtainable upon the exercise of stock options.

(14)	Includes 25,000 shares of Class D common stock obtainable upon the exercise of stock options.

(15)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601. This information is based on a Schedule 13G/A filed on February 13, 2009.

(16)	The address of Citadel Limited Partnership is 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603. This information is based on a Schedule 13G filed on February 13, 2009.

(17)	The address of Fine Capital Partners, L.P. is 590 Madison Avenue, 5th Floor, New York, NY 10022. This information is based on a Schedule 13G filed on May 19, 2009.

(18)	The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, CA 90401. This information is based on a Schedule 13G filed on February 6, 2009.

(19)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on a Schedule 13G filed on February 13, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities.  On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2008 were timely made.

Controlled Company Exemption

We are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  See “Security Ownership of Beneficial Owners and Management” above.  Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market.  The Code of Ethics is available on our website, www.radio-one.com, or can be obtained without charge by written request to Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.  We do not anticipate making material amendments to or waivers from the provisions of the Code of Ethics.  If we make any material amendments to our Code of Ethics, or if our board of directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

The following materials on Compensation Discussion and Analysis and Executive Compensation are as set forth in our Annual Report on Form 10K/A filed April 30, 2009 and are repeated here for the convenience of the reader.

Compensation Policies and Philosophy

The overall objective of our compensation to our executives is to attract, motivate, retain and reward the top-quality management that we need in order to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company.  To achieve this, we aim to provide a performance-based compensation package that is competitive in the markets and industries in which we compete for talent, provides rewards for achieving financial, operational and strategic performance goals, and aligns executives’ financial interests with those of our shareholders.

We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation.  We face many aggressive and well-financed competitors.  In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments.  We use our executive compensation program to help us achieve this objective. Part of the compensation package is designed to enable us to assemble and retain a group of executives who have the collective and individual abilities necessary to run our business to meet these challenges.  Other parts are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment.  At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.

Process

Our compensation committee meets periodically throughout the year.  In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings.  In establishing the compensation levels for Radio One’s executive officers, the compensation committee engages the services of a nationally recognized compensation consultant and outside counsel, and considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, and an evaluation of Radio One’s financial and operational performance.  We review the compensation paid to executives at other comparable media companies as a reference point for determining the competitiveness of our executive compensation.  Our peer group of radio broadcasting companies includes Citadel Broadcasting Corporation, Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp. and Saga Communications Inc.  In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity similar to ours.  The compensation committee does not attempt to set each compensation element for any executive within a particular range related to levels provided by peers.  Instead, the compensation committee uses market comparison as one factor in making compensation decisions.  Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership and growth potential.

Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the executive officers and the appropriateness of additional long-term incentive compensation. The compensation committee has retained and actively consults with a benefits consulting firm to assist with setting compensation for our executives.

Principal Components of Executive Compensation

       We seek to achieve our compensation philosophy through three key compensation elements:

•	base salary;

•	a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock units, shares of stock or a combination of these; and

•
grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock units, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders.  The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders.  Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely, the annual bonus and the value of stock options and restricted stock units.  Stock options and/or restricted stock units relate a significant portion of each executive’s long-term remuneration directly to the stock price appreciation realized by our stockholders.

•
Base salary.  Our objective with respect to base salary is to pay our executives compensation that is competitive in the marketplace and reflects the level of responsibility and performance of the executive, the executive’s experience and tenure, the scope and complexity of the position, the compensation of the executive compared to the compensation of our other key salaried employees and the compensation paid for comparable positions by other companies in the radio broadcast industry, and the performance of our Company.  During 2008, we had multiple-year employment agreements with Barry A. Mayo, President, Radio Division and Linda J. Vilardo, CAO, which established their base salaries and annual increases. Ms. Vilardo’s employment agreement expired on October 31, 2008 and has not been renewed to date. In March 2008, in connection with his appointment to CFO, we entered into an employment agreement with Peter D. Thompson.  In addition, in April 2008, the Company executed new employment agreements for the Chairperson, Catherine L. Hughes and the CEO, Alfred C. Liggins, III, both of whom had been employed without employment agreements for several years.  The compensation committee believes that entering into these agreements assists us in retaining our key officers for a certain period of time and focuses the officers’ energies on our business. The annual salaries of the Chairperson, and the CEO, were increased 72.7% and 69.3%, respectively, in 2008.  Under the terms of their new three year employment agreements, the base salaries of the Chairperson and the CEO were increased to reflect current market compensation for comparable positions paid by other companies in the radio broadcast industry. The CEO also received a one-time payment intended to act as retroactive compensation given that the compensation committee had determined his base salary was below market compensation for the last three years. The annual salary of the CAO was increased 3.5% during 2008. As the CFO was appointed in February 2008, there is no base year to benchmark his salary against.

•
Bonus.  Our executives are eligible to receive an annual bonus intended to provide financial incentives for performance and to align the goals and performance of the executive to our overall objectives.  The compensation committee has significant flexibility in awarding cash bonuses.  The compensation committee may consider, among other things, year-to-year revenue growth compared to that of the radio industry, same station revenue, operating performance versus our business plan, acquisitions and divestitures, employee retention, sales and operating initiatives, and stock price performance compared to the industry peer group.  Bonus recommendations for executive officers other than the CEO are proposed by the CEO, reviewed, revised when appropriate, and approved by the compensation committee.  The compensation committee establishes the bonus level for the CEO.  Under the terms of his new employment agreement, the CEO’s bonus award has two components.  The first component, equaling 50% of the award, is based on the achievement of pre-established individual and Company performance goals, as determined by the compensation committee in consultation with the CEO.  The second component, equaling the balance of the award, is determined at the discretion of the compensation committee.  The CEO’s bonus award may not in the aggregate exceed his annual base salary. The bonus is typically paid in the first quarter of each year.

On February 17, 2009, the compensation committee in conjunction with the CEO determined that given the effects the current global financial and economic crisis, the unprecedented market conditions and the resultant operational performance in 2008, except in certain limited circumstances mandated by contract or by pre-established compensation plans rewarding certain employees for revenue generation or achieving certain ratings goals, performance bonuses would not be paid on a company wide basis.  While the determination does not preclude payment of performance-based annual bonuses in the normal course in future years, the determination did preclude the payment of bonuses to all members of the executive team, including the Chairperson and the CEO, for fiscal year 2008.

•
Long-term Incentives.  We believe that equity ownership by the executives provides incentive to build stockholder value, aligns the interests of the executives with the interests of stockholders and serves as motivation for long-term performance.  Until May 5, 2009, stock awards were made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan, which was approved by our stockholders (as amended, the “1999 Stock Plan”).  The  1999 Stock Plan expired by its terms on May 5, 2009.  Thus, as noted below we are proposing to adopt a new stock plan to align the interests of the executives with the interests of stockholders.  The terms of the proposed new stock plan are outlined in Proposal 4 below.

Under the 1999 Stock Plan, the compensation committee could award stock options or grant restricted stock to any executive officer or other eligible participants under the 1999 Stock Plan, on its own initiative or at the recommendation of management.  In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date for grants approved by the compensation committee to executive officers (other than a company wide grants) is the next monthly grant date immediately following the meeting of the compensation committee.  Under our Stock Plan Administration Procedures, monthly grant dates are generally the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day.  However, it is also our practice in granting options to executive officers to wait for the release of any material non-public information and settlement of that information in the marketplace.  The Stock Plan Administration Procedures, as approved by the compensation committee, would remain in effect under any new stock plan.

Of our executive officers, only Mr. Mayo was granted stock options or restricted shares in 2007.  Mr. Mayo’s shares were granted under the 1999 Stock Plan.  Mr. Mayo was granted options to purchase 50,000 shares of Class D common stock as well as 50,000 restricted shares of Class D common stock upon his employment with the Company.   Of the two equal increment grants, one grant vested on August 5, 2008 and the remainder vests on August 5, 2009, or alternatively, fully in the event of a Change of Control of the Company (as defined in the 1999 Stock Plan).  On March 31, 2008, in connection with his appointment to CFO, Peter D. Thompson was granted 75,000 shares of restricted stock and options for another 75,000 shares, all to vest ratably annually over the three year term of the agreement.  In accordance with the Company’s Stock Plan Administration Procedures, the pricing of the grant occurred on June 5, 2008.

In conjunction with her new employment agreement, the Chairperson was granted options to purchase 600,000 shares of Class D common stock as well as 150,000 restricted shares of Class D common stock.  These shares were also granted under the 1999 Stock Plan.  Both grants will vest ratably annually over the life of the three year employment agreement or alternatively, fully in the event of a Change of Control of the Company (as defined in the 1999 Stock Plan).  In conjunction with his new employment agreement, the CEO was granted options to purchase 1,150,000 shares of Class D common stock as well as 300,000 restricted shares of Class D common stock.  The grants also vest ratably annually over the life of the CEO’s three year employment agreement or alternatively, fully in the event of a Change of Control of the Company (as defined in the 1999 Stock Plan).  In accordance with the Company’s Stock Plan Administration Procedures, the pricing of both the Chairperson’s and the CEO’s grants occurred on June 5, 2008.  No other stock option grants or other equity incentive awards were made in 2008 or made otherwise as a part of 2008 compensation for any executives.

When authorized by the compensation committee to do so, the CEO or CFO may make stock option awards or restricted stock grants to new hires, contractors or consultants and to existing employees on promotion or other change in employee status, in accordance with the committee’s delegation of authority.  Historically, we have utilized stock options as our primary means of providing long-term incentive compensation. Statement of Financial Accounting Standards (“SFAS”) No. 123(R),  “Share-Based Payment”,  sets forth accounting requirements for share-based compensation to employees using a fair-value based method.  We did not make a company-wide grant of stock options or other equity incentive awards in 2008.

Other Benefits and Perquisites

         As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health and other benefits to our employees.  Our executive officers participate in the same benefit plans as our other salaried employees.  The only benefit programs offered to our executive officers either exclusively or with terms different from those offered to other eligible employees are the following:

•
Deferred Compensation.  We have a deferred compensation plan that allows Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. Under the plan, she may defer up to a specified amount of her base salary and bonus until death, disability, retirement or termination. The amount owed to her as deferred compensation is an unfunded and unsecured general obligation of our Company. Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Radio One.

•
Other Perquisites.  We provide few perquisites to our executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and home-based administrative support for our CEO.

We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2008 Summary Compensation Table in the “All Other Compensation” column.

Post-termination and Change in Control Benefits

Under the employment agreements that we have entered into with Catherine L. Hughes, Alfred C. Liggins, Peter D. Thompson, and Barry A. Mayo, each executive’s unvested equity awards will become fully exercisable immediately upon a Change of Control (as defined in the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan).  Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (1) her annual base salary and (2) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control Mr. Liggins will receive an amount equal to three times the sum of (1) his annual base salary and (2) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.

 Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to three month’s base compensation, subject to all applicable federal, state and local deductions.

 Under the terms of his employment agreement, in the event that Mr. Mayo is terminated other than for cause, provided Mr. Mayo executes a general liability release, the Company will pay Mr. Mayo severance in the amount of $300,000, subject to all applicable federal, state and local deductions.

Tax Deductibility of Executive Compensation

 Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to certain executive officers. On June 4, 2008, the Internal Revenue Service issued Notice 2008-4, which defines the group of executive officers who are considered covered employees for purposes of Section 162(m) of the Internal Revenue Code. The Notice specifically excludes the chief financial officer from coverage under Section 162(m) and provides that the only individuals who will be considered covered employees are the chief executive officer and the three highest compensated officers (other than the chief executive officer or chief financial officer). Previously, the chief executive officer and the four other highest compensated officers were subject to Section 162(m), and the chief financial officer was not automatically excluded. Under the 162(m) limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). As the net cost of compensation, including its deductibility, is weighed by the compensation committee against many factors in determining executive compensation, the compensation committee may determine that it is appropriate and in Radio One’s best interest to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for each of the named executive officers for the year ended December 31, 2008:

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)		Bonus (2) ($)	Stock Based Awards ($)	All Other Compensation ($)		Total ($)

Catherine L. Hughes - Chairperson	2008	733,795	(3)	159,030	—	15,422	(4)	884,247

Alfred C. Liggins, III - CEO	2008	846,271		6,420,000	—	62,815	(5)	7,329,086

Peter D. Thompson - CFO (6)	2008	361,607		20,000	—	6,000	(7)	387,607

Barry A. Mayo - President, Radio Division	2008	500,000		—	—	—		500,000

Linda J. Vilardo - CAO	2008	445,145		2,151,475	—	—		2,596,620

(1)
Except for grants to Ms. Hughes, Mr. Liggins and Mr. Thompson, there were no stock awards, non-equity incentive plan compensation or option grants to executive officers during 2008.  Ms. Hughes was granted options to purchase 600,000 shares of Class D stock and 150,000 restricted shares of Class D stock upon execution of her new employment agreement in April 2008. Mr. Liggins was granted options to purchase 1,150,000 shares of Class D stock, 300,000 restricted shares of Class D stock and the ability to receive an award amount equal to 8% of any proceeds from distributions or other liquidity events in excess of the return of the Company’s aggregate investment in TV One upon execution of his new employment agreement in April 2008. Mr. Thompson was granted options to purchase 75,000 shares of Class D stock and 75,000 restricted shares of Class D stock upon execution of his employment agreement in March 2008. The Company does not provide a defined benefit pension plan and there were no above-market or preferential earnings on deferred compensation.

(2)
2007 annual bonuses were paid in 2008 in accordance with our corporate policy.  Mr. Liggins’ aggregate bonus amount includes (i) a $1,000,000 “signing bonus” and (ii) a “make-whole” bonus of $4,800,000, both paid in connection with Mr. Liggins’ 2008 employment agreement. Ms. Vilardo’s aggregate bonus amount includes a $2,000,000 retention bonus paid in November 2008, pursuant to her previous employment agreement.

(3)	Includes $24,000 of deferred compensation.

(4)	For company automobile provided to Ms. Hughes.

(5)	For administrative support and company automobile provided to Mr. Liggins.

(6)	Served as Executive Vice President of Business Development through February 19, 2008 and began as CFO on February 20, 2008.

(7)	For company automobile provided to Mr. Thompson.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2008. There were no option exercises during 2008 by the named executive officers.  Restricted stock awards and option grants were made to Catherine L. Hughes, Alfred C. Liggins and Peter D. Thompson in 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Number of Securities		Number of Securities
	Underlying Unexercised		Underlying Unexercised
	Options		Options/Restricted Shares
	(#) exercisable		(#) not exercisable	Option Exercise	Option
Name	Class A	Class D	Class D	Price ($)	Expiration Date

Catherine L. Hughes	—	—	150,000	—	—
	—	600,000	—	1.41	6/05/2018

Alfred C. Liggins, III	—	—	300,000	—	—
	—	1,500,000	—	14.80	8/10/2014
	—	—	1,150,000	1.41	6/05/2018

Peter D. Thompson	—	—	75,000	—	—
	—	—	75,000	1.41	6/05/2018

Barry A. Mayo	—	—	25,000	—	—
	—	25,000	25,000	4.05	8/06/2017

Linda J. Vilardo	—	55,564	—	8.11	5/05/2009
	7,799	—	—	7.78	5/05/2009

Non-qualified Deferred Compensation — 2008

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End

Catherine L. Hughes	$24,000	-0-	$6,489	-0-	$330,671
Alfred C. Liggins, III	—	—	—	—	—
Peter D. Thompson	—	—	—	—	—
Barry A. Mayo	—	—	—	—	—
Linda J. Vilardo	—	—	—	—	—

The following table shows the potential payments to Ms. Hughes, Mr. Liggins, Mr. Thompson and Mr. Mayo upon termination or change in control under their respective employment agreements. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2008, (ii) the payments are based upon the terms of the employment agreement which was in effect on December 31, 2008, and (iii) the stock price was $0.22, the closing market price of our Class D common stock on December 31, 2008, the last business day of the 2008 fiscal year.   As Ms. Vilardo’s employment agreement expired on October 31, 2008, Ms. Vilardo was no longer entitled to any such payments as of December 31, 2008.

Potential Payments upon Termination or Change in Control

	Resignation of Officer Upon Change in Control	Termination w/o Cause or Upon Change of Control or Resignation for Good Reason	Termination for Cause or Resignation w/o Good Reason, Death or Disability
Executive Benefits and Payments Upon Termination for Catherine L. Hughes
Base Salary/Severance	$2,250,000	$750,000	n/a
Medical and Dental			n/a
Total	$2,250,000	$750,000
Executive Benefits and Payments Upon Termination for Alfred C. Liggins
Base Salary/Severance	$2,940,000	$980,000	n/a
Medical and Dental			n/a
Total	$2,940,000	$980,000
Executive Benefits and Payments Upon Termination for Peter D. Thompson
Base Salary/Severance	n/a	$93,750	n/a
Medical and Dental	n/a	n/a	n/a
Total		$93,750
Executive Benefits and Payments Upon Termination for Barry A. Mayo
Base Salary/Severance	n/a	$300,000	n/a
Medical and Dental	n/a	n/a	n/a
Total		$300,000

Directors’ Fees

Our non-employee directors each receive a retainer of $20,000 which is paid in equal installments on a quarterly basis. In addition, they receive $1,000 for each board meeting attended, and are reimbursed for all out-of-pocket expenses related to meetings attended. Non-employee directors serving as chairperson of a committee of the board of directors receive an extra $10,000 per annum. Each of our non-officer directors also received options to purchase 5,000 shares of Class D common stock in 2004 and 10,000 shares in 2005. The directors did not receive stock options, stock awards, incentive plan or other non-cash compensation in 2006 or 2007.  In 2008, each of our non-officer directors also received options to purchase 17,730 shares of Class D common stock.  Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)
Terry L. Jones	24,500
Brian W. McNeill	18,000
B. Doyle Mitchell, Jr.	17,000
D. Geoffrey Armstrong	25,500
Ronald E. Blaylock	18,000

Employment Agreements

Chairperson.  Catherine L. Hughes, our founder, serves as our Chairperson of the board of directors and Secretary.  Ms. Hughes’ employment agreement dated April 16, 2008 provides for an annual base salary of $750,000 that may be increased at the discretion of the board.  The employment agreement also provides for an annual cash bonus at the discretion of the board up to a maximum of $250,000. Ms. Hughes’ is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. As noted above, no member of the executive team, including the Chairperson, was paid a performance-based bonus for fiscal year 2008. Ms. Hughes also receives standard retirement, welfare and fringe benefits, as well as a vehicle, wireless communication allowances and financial manager services.

President and Chief Executive Officer.  Alfred C. Liggins, III is employed as our President and CEO and is a member of the board of directors. Under the terms of his employment agreement dated April 16, 2008, Mr. Liggins receives a base salary of $980,000 which is subject to an annual increase at the discretion of the board of directors.  Mr. Liggins is also eligible for a bonus award equal up to his base salary comprised of two components. The first component, equaling 50% of the award, is based on the achievement of pre-established individual and Company performance goals, as determined by the compensation committee in consultation with Mr. Liggins.  The second component, equaling the balance of the award, is determined at the discretion of the compensation committee. Mr. Liggins is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. As noted above, no member of the executive team, including the CEO, was paid a performance-based bonus for fiscal year 2008.

In recognition of his contributions in founding TV One on behalf of the Company, Mr. Liggins is also eligible to receive an amount equal to 8% of any dividends paid in respect of the Company’s investment in TV One and 8% of the proceeds after the return of the Company’s investment in TV One (the “TV One Award”).  In both events, the Company’s obligation to pay any portion of the TV One Award is only triggered after the Company’s recovery of the full amount of its cumulative capital contributions in TV One.  Mr. Liggins will only receive the TV One Award upon actual cash distributions or distributions of marketable securities.  Mr. Liggins’ rights to the TV One Award (i) cease if he is terminated for cause or he resigns without good reason and (ii) expire at the end of the term of his employment agreement.  Mr. Liggins also receives standard retirement, welfare and fringe benefits, as well as a vehicle, wireless communication allowances and personal assistant and financial manager services.

Chief Financial Officer.  Peter D. Thompson is employed as Executive Vice President and CFO pursuant to an employment agreement with the Company. The employment agreement provides for a base salary which is subject to an annual increase of not less than 3%.  The agreement also provides for an annual discretionary cash bonus in an amount not to exceed $75,000 in 2008 and, thereafter, in an amount to be determined by the CEO. Mr. Thompson is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. Mr. Thompson was not paid a performance-based bonus for fiscal year 2008. Mr. Thompson also receives standard retirement, welfare and fringe benefits, as well as a vehicle allowance.

President, Radio Division. Barry A. Mayo is employed as President, Radio Division pursuant to an employment agreement with the Company. The employment agreement provides for a base salary which is subject to an annual increase of not less than 3%.  The employment agreement also provides for (i) a quarterly bonus not to exceed $25,000 during each quarter Mr. Mayo remains employed with the Company and satisfies certain broadcast revenue flow goals established by the Company and (ii) an annual cash bonus at the discretion of the board of directors.  Mr. Mayo is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. Mr. Mayo was not paid a performance-based bonus for fiscal year 2008. Mr. Mayo also receives standard retirement, welfare and fringe benefits, as well as a vehicle allowance.

Chief Administrative Officer.  Linda J. Vilardo is employed as CAO, Vice President and Assistant Secretary of the Company.  Ms. Vilardo’s employment agreement with the Company expired on October 31, 2008 and Ms. Vilardo is now employed by the Company as an “at-will” employee.  Ms. Vilardo is entitled to participate in all employee benefit programs generally offered to the Company’s employees.  Under Ms. Vilardo’s employment agreement that expired October 31, 2008, if Ms. Vilardo remained employed by Radio One through October 31, 2008, she was entitled to receive a bonus in the amount of $2.0 million. In November 2008, the Company paid Ms. Vilardo the retention bonus pursuant to the terms of her now expired employment agreement. Ms. Vilardo was not paid a performance-based bonus for fiscal year 2008. Ms. Vilardo also receives standard retirement, welfare and fringe benefits.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994.  In 2009, participants may contribute up to $16,500 of their gross compensation, subject to certain limitations.  Employees age 50 or older can make an additional catch-up contribution of up to $5,500. Effective January 1, 2006, we instituted a match of fifty cents for every dollar an employee contributes up to 6% of the employee’s salary, subject to certain limitations. However, effective January 1, 2008, we indefinitely suspended the matching component of our 401(k) savings and retirement plan.

Equity Compensation Plan Information

The following table sets forth, as of July 31, 2009, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our 1999 Stock Plan, as amended on May 26, 2004 to increase the shares of Class D common stock available for issuance under the plan.  The 1999 Stock Plan, as amended, expired by its terms on May 5, 2009 leaving no shares available for issuance under that plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders
Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	—	$—	—
Class D	3,970,010	$12.42	—
Equity compensation plans not approved by security holders	—	—	—
Total	3,970,010	$12.42	—

COMPENSATION COMMITTEE REPORT

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Radio One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Director Terry L. Jones was the Chairperson and directors Brian W. McNeill and D. Geoffrey Armstrong served on the compensation committee.  The compensation committee has reviewed the performance of the executive officers of Radio One, Inc. and approved their 2008 compensation, including salary and cash bonus amounts.  The compensation committee also has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2008, with the management of Radio One. Based on its review and discussion, the compensation committee recommends that this Compensation Discussion and Analysis be included in Radio One’s proxy statement relating to the 2009 annual meeting of shareholders.

Respectfully submitted,

Compensation Committee:

Terry L. Jones, Chairman
Brian W. McNeill
D. Geoffrey Armstrong

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the directors serving on Radio One’s compensation committee are non-employee directors of Radio One.  The compensation committee currently consists of three directors, Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong.  No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Mr. Jones is the President of Syndicated Communications, Inc.  For a description of relationships between Radio One and Syndicated Communications, Inc., see “Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Radio One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Radio One’s website located at www.radio-one.com/about/audit_committee.asp. The audit committee fulfills its responsibilities through periodic meetings with our independent auditors and management.  The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent auditors and confirms their independence, oversees internal accounting and financial staffing, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee meetings regularly included separate sessions with the independent auditors, in each case without the presence of Radio One’s management.  As part of its oversight of Radio One’s financial statements, the committee reviewed and discussed with both management and the independent auditors the audited financial statements included in the Annual Report on Form 10-K/A for the year ended December 31, 2008 and quarterly operating results prior to their issuance.  During 2008, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee.  The committee also held discussions with management and the independent auditors regarding the effectiveness of Radio One’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Radio One’s financial statements. In addition, the committee discussed with the independent auditors the auditors’ independence from Radio One and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the committee satisfied itself as to the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Radio One’s Annual Report on Form 10-K/A for the year ended December 31, 2008, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong
Brian W. McNeill
B. Doyle Mitchell, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   We review all transactions and relationships in which Radio One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  In addition, our Code of Ethics requires our directors, executive officers and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest.  Once a related person transaction has been identified, the board of directors may appoint a special committee of the board of directors to review and, if appropriate, approve such transaction.  The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate.  As required under the SEC rules, we disclose in the proxy statement related party transactions that are directly or indirectly material to us or a related person.

WDBZ-AM Cincinnati Purchase from Blue Chip Communications, Inc.

     In July 2007, the Company closed on an agreement to acquire the assets of WDBZ-AM, a radio station located in the Cincinnati metropolitan area from Blue Chip Communications, Inc. (“Blue Chip”) for approximately $2.6 million in seller financing.  The financing was a 5.1% interest bearing loan payable monthly through July 2008.  The Company satisfied the loan in full in July 2008. Blue Chip is owned by L. Ross Love, a former member of the Company’s board of directors.  The transaction was approved by a special committee of independent directors appointed by the board of directors. Additionally, the Company retained an independent valuation firm to provide a fair value appraisal of the station. Prior to the closing, and since August of 2001, the Company consolidated WDBZ-AM within its existing Cincinnati operations, and operated WDBZ-AM under a local management agreement for no annual fee, the results of which were incorporated in the Company’s financial statements.

WDMK-FM Transmitter Site Purchase from American Signaling Corporation

     In September 2006, the Company purchased a radio broadcasting tower and related facilities in the Detroit metropolitan area from American Signaling Corporation for $925,000 in cash.  The tower serves as the transmitter site for station WDMK-FM. American Signaling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, LP.  Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, LP, is also a member of the Company’s board of directors.  The terms of the transaction were approved by an independent committee of the Company’s board of directors.  Prior to the purchase, the Company had leased space on the tower for the broadcast of WDMK-FM from American Signaling Corporation for $75,000 annually.

Music One, Inc.

Ms. Hughes and Mr. Liggins own a music company called Music One, Inc. (“Music One”).  The Company sometimes engages in promoting the recorded music product of Music One.  Based on the cross-promotional value received by Radio One, we believe that the provision of such promotion is fair to Radio One. For the year ended December 31, 2008, the Company provided advertising to Music One in the amount of $61,000. There were no cash, trade or no-charge orders placed by Music One in 2007 or 2006. As of December 31, 2008, Music One owed Radio One $70,000 for office space and administrative services provided in 2008 and 2007. In 2007, Music One paid to Radio One a total of $169,000 for similar services provided during 2006 and 2005. During the years ended December 31, 2008 and 2007, Radio One paid $151,000 and $69,000, respectively, to or on behalf of Music One, primarily for market talent event appearances and travel reimbursement.

Executive Officers’ Loans

In 2000, an officer of the Company, the former Chief Financial Officer (“Former CFO”), purchased shares of the Company’s common stock.  The Former CFO purchased 333,334 shares of the Company’s Class A common stock and 666,666 shares of the Company’s Class D common stock. The stock was purchased with the proceeds of a full recourse loan from the Company in the amount of approximately $7.0 million for the Former CFO.

In September 2005, the Former CFO repaid a portion of his loan.  The partial repayment of approximately $7.5 million was effected using 300,000 shares of the Company’s Class A common stock and 230,000 shares of the Company’s Class D common stock owned by the Former CFO.  All shares transferred to the Company in satisfaction of this loan have been retired.  As of December 31, 2007, the remaining principal and interest balance on the Former CFO’s loan was approximately $1.7 million, which included accrued interest in the amount of $175,000. The Former CFO was employed with the Company through December 31, 2007, and pursuant to an agreement with the Company, the loan became due in full in July 2008. Pursuant to his employment agreement, the Former CFO was eligible to receive a retention bonus in the amount of approximately $3.1 million in cash on July 1, 2008, for having remained employed with the Company through December 31, 2007. The $3.1 million retention bonus was a pro-rata portion of a $7.0 million retention bonus called for in his employment agreement, had he remained employed with the Company for ten years, and is based on the number of days of employment between October 18, 2005 and December 31, 2007.  In July 2008, the Former CFO settled the remaining balance of the loan in full by offsetting the loan with his after-tax proceeds from the $3.1 million retention bonus, in addition to paying a cash amount of $34,000 to the Company.

As of December 31, 2007, the Company had an additional loan outstanding to the Former CFO in the amount of $88,000.  The loan was due on demand and accrued interest at 5.6%, totaling an amount of $53,000 as of December 31, 2007.  In January 2008, the Former CFO repaid the full remaining balance of the loan in cash in the amount of $140,000.

PROPOSAL 3 — APPROVAL TO EFFECT A REVERSE STOCK SPLIT

General

Our board of directors has approved, and is hereby soliciting stockholder approval of, an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-fifty substantially in the form set forth in Appendix A to this proxy statement (the “Reverse Stock Split Amendment”). A vote FOR this Proposal 3 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of common stock between and including five and fifty into one share of common stock and will grant our board of directors the authority to select any exchange ratio within that range to be implemented.  If stockholders approve this proposal, our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on the date of our next annual stockholders meeting, the board of directors will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Our board of directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve Proposal 3, the reverse stock split will be effected, if at all, only upon a determination by the board of directors that the reverse stock split is in the Company’s and the stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the board of directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the board of directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

The board of directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the company and its stockholders.

Purpose of the Reverse Stock Split

Our Class A common stock currently trades on the NASDAQ Capital Market under the symbol “ROIA.” Our Class D common stock currently trades on the NASDAQ Global Select Market under the symbols “ROIAK.”  Each of the NASDAQ Capital Market and the NASDAQ Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchanges. One of these criteria is that a company’s common stock have a trading price that is greater than or equal to $1.00 per share.  April 27, 2009 is the last day our Class A common stock closed above $1.00 per share.  Our Class D common stock last closed above $1.00 on September 3, 2008.  While NASDAQ temporarily suspended the $1.00 per share minimum bid requirement through July 31, 2009, that suspension has expired and given market volatility and the continued economic downturn, we believe that it is in the best interests of the Company and our stockholders to give the board the flexibility to permit the Company meet the continued listing requirements.  Currently, we meet all of the NASDAQ Global Select Market’s and NASDAQ Capital Market’s continued listing criteria, other than the minimum trading price requirement.  Given the volatility of the markets and the current macroeconomic environment, we believe that approval of this proposal is prudent to reduce our risk of not meeting this continued listing standard in the future.

The purpose of the reverse stock split is to increase the per share trading value of both our Class A and Class D common stock. Our board of directors intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading prices for our Class A and Class D common stock, and only if the implementation of a reverse stock split is determined by the board of directors to be in the best interests of the Company and its stockholders. Our board of directors may exercise its discretion not to implement a reverse stock split.

Impact of the Reverse Stock Split if Implemented

      If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all classes (Class A, Class B, Class C and Class D) of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company. As described below, holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

      The principal effects of the Reverse Stock Split Amendment will be that:

•
depending on the ratio for the reverse stock split selected by our board of directors, each five shares or up to fifty shares of common stock owned by a stockholder, or any whole number of shares of common stock between five and up to fifty as determined by the board of directors, will be combined into one new share of common stock;

•
the number of shares of common stock issued and outstanding across all classes will be reduced from approximately ___ million shares to a range of approximately __ million shares to __ million shares, depending upon the reverse stock split ratio selected by the board of directors;

•
because the number of issued and outstanding shares of common stock will decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. These additional shares of authorized common stock would be available for issuance at the discretion of our board of directors from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares would provide us with additional flexibility to meet business and financing needs as they arise;

•
based upon the reverse stock split ratio selected by our board of directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, restricted stock awards, restricted stock units, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•
the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by our board of directors.

Certain Risks Associated with the Reverse Stock Split

      If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

     There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.

There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on July __, 2009 of $.__ per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $____ or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

Because the number of issued and outstanding shares of common stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. If we issue additional shares of common stock, the ownership interest of our current stockholders would be diluted, possibly substantially.

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the company with another company.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our board of directors intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock and if the implementation of the reverse stock split is determined by the board of directors to be in the best interests of the company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time, (the “Effective Time”) on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our board of directors.

After the Effective Time, our Class A and Class D common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act.  Our Class A common stock will continue to be listed on the NASDAQ Capital Market under the symbol “ROIA” and our Class D common stock will continue to be listed on the NASDAQ Global Select Market under the symbol “ROIAK”, although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our board of directors that a reverse stock split (at a ratio determined by the board of directors as described above) is in the best interests of the Company and the stockholders. The board of directors’ determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If our board of directors determines to effect the reverse stock split, the board of directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, our transfer agent for the registered stockholders will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder will have no further interest in the company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who own more than 5% of our outstanding stock;

•	persons that hold our common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	U.S. holders who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of our common stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

       For purposes of this section, the term “U.S. holder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•
a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

General Tax Consequences of the Reverse Stock Split

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash received in lieu of fractional shares

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split will generally be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock exchanged therefore was greater than one year as of the date of the exchange.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the common stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in our common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock exchanged therefore.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B common stock entitled to vote at the annual meeting will be required to approve the Reverse Stock Split Amendment.

The Board Unanimously Recommends a vote “For” the Proposal to Amend Our Certificate of Incorporation to Effect a Reverse Stock Split at a ratio of not less than one-for-five and not more than one-for-fifty any time prior to the date of the Next Annual Stockholders Meeting, with the exact ratio to Be Determined by our Board of Directors.

PROPOSAL 4—ADOPTION OF THE 2009 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN

Introduction

On June 29, 2009, the board of directors adopted, subject to stockholder approval, a new stock incentive plan called the Radio One 2009 Stock Option and Restricted Stock Grant Plan (the “2009 Stock Plan”).  In this proposal, the Company is asking it’s stockholders to approve the 2009 Stock Plan.

The 2009 Stock Plan is intended to be a successor to the Company’s 1999 Stock Option and Restricted Stock Grant Plan, as amended (the “1999 Stock Plan”).  The 1999 Stock Plan expired by its terms on May 5, 2009.  Following the date that the 2009 Stock Plan is approved, no further awards of any kind will be granted pursuant to the 1999 Stock Plan, although outstanding stock options and restricted stock awards under the 1999 Stock Plan will remain outstanding pursuant to the terms of that plan.

Description of the 2009 Stock Option and Restricted Stock Grant Plan

The 2009 Stock Plan is substantially similar to the 1999 Stock Plan.  The following description of the 2009 Stock Plan is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the 2009 Stock Plan, a copy of which is included as Appendix B to this proxy statement.

Purpose and Term of the 2009 Stock Plan

The purpose of the 2009 Stock Plan is to promote the long-term financial success of the Company by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.  The effective date of the Plan will be the date the Plan is approved by the Company’s stockholders, which is expected to be September 17, 2009.  The 2009 Stock Plan will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the 2009 Stock Plan after the day before the ten-year anniversary of the Effective Date, or September 16, 2019.

Administration

The Plan shall be administered by the compensation committee or such other committee of the board as the board may designate to administer the 2009 Stock Plan. The compensation committee shall have the sole and complete authority to: (i) select participants, (ii) grant options or restricted stock grants to participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such options and grants as it shall deem appropriate, (iv) interpret the 2009 Stock Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the 2009 Stock Plan or in any options or grants granted under the 2009 Stock Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 2009 Stock Plan.

Eligible Participants in the Plan

Participants in the 2009 Stock Plan may include any director, executive or other key employee of the Company, or any other individual who performs substantial work for or provides services to the Company, who is granted an award in accordance with the terms of the 2009 Stock Plan by the compensation committee.

Types of Awards the Company May Issue Under the Plan

The 2009 Stock Plan will allow the Company to grant two types of awards with respect to the Company’s Class D common Stock: (i) options to purchase shares of the Company’s Class D common stock or (ii) restricted shares of the Company’s Class D common stock.

Stock Options. The plan enables the Company to grant to participants options to purchase it’s Class D common stock at specified exercise prices. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.  Those tax implications are discussed in further detail below in the section entitled, “Federal Income Tax Consequences.”

Restricted Stock Grants.  The plan also enables the Company to issue or transfer restricted shares of Company Stock to a participant under a grant, upon such terms as the compensation committee deems appropriate.   Each grant shall be evidenced by an grant agreement, which shall: (a) specify the number of shares of common stock covered by the grant; (b) specify the date of grant of the grant; (c) specify the vesting period; and (d) contain such other terms and conditions not inconsistent with the 2009 Stock Plan as the compensation committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock.  Unless the compensation committee determines otherwise, during the restriction period, the participant shall have the right to vote shares of a grant but shall not have the right to receive any dividends or other distributions paid on such shares.  The tax implications of restricted stock grants are discussed in further detail below in the section entitled, “Federal Income Tax Consequences.”

Limitation on Aggregate Shares

The number of shares with respect to which options and restricted stock grants may be granted under the 2009 Stock Plan shall not exceed, in the aggregate, 8,250,000 shares of Class D common stock, subject to adjustment in certain instances, as outlined below. To the extent any options or grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of stock thereunder, and to the extent any option shares or grant shares are tendered or withheld in payment of the exercise price of any options or the taxes payable with respect to the exercise of any options or grants, such shares shall again be available under the 2009 Stock Plan.  In any one calendar year, the compensation committee shall not grant to any one participant options to purchase, or grants of, a number of shares of Class D common stock in excess of 1,000,000.

Adjustments

In the event of a reorganization, recapitalization, stock dividend or stock split, reverse stock split, or combination or other change in the shares of common stock, the compensation committee shall, in order to prevent the dilution or enlargement of rights under the 2009 Stock Plan or outstanding options or grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the 2009 Stock Plan, (2) the number and type of shares covered by outstanding options or grants, (3) the exercise prices, if any, specified therein and/or (4) other provisions of the 2009 Stock Plan which specify a number of shares, all as the compensation committee determines to be appropriate and equitable.

Impact of a Change in Control

In the event of a change of control (as defined in the 2009 Stock Plan), the compensation committee may provide, in its discretion, that the options and grants shall become immediately vested and that such options and grants shall terminate if not exercised as of the date of the change of control or any other designated date  or that such options shall thereafter represent only the right to receive the excess of the consideration per share of common stock offered in such change of control over the exercise price of such options.

U.S. Federal Income Tax Consequences of Options and Restricted Stock

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory shares option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Restricted Stock.  A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Tax Consequences to Us.   There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

Awards under the 2009 Stock Plan are made at the discretion of the compensation committee; therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.   On July __, 2009, the closing price of the Class D common stock on the NASDAQ Global Market was $___.

The affirmative vote of a majority of the votes cast by the holders of Class A common stock and Class B common stock will be necessary for the approval and adoption of the proposal for the ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the Plan.

The Board Unanimously Recommends that You Vote “For”
the Approval of the 2009 Stock Option and Restricted Stock Grant Plan.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements for the year ended December 31, 2008 have been audited by Ernst & Young LLP, our independent auditors. The board of directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2009. Although not required by the bylaws or other applicable laws, the board of directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent auditors of Radio One for the year ending December 31, 2009, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board of directors in its discretion may select and appoint a different independent auditor at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent auditors in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP will be present at the meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Accountant Fees

The following table shows the fees paid by us for audit and other services provided by Ernst & Young LLP during 2008 and 2007:

	Year Ended December 31,
	2008	2007
Audit fees(1)	$1,197,722	$1,079,700
Audit-related fees	—	—
Tax-related fees(2)	8,675	30,500
All other fees	—	—
__________

(1)
Consists of professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2008 and December 31, 2007 and the issuance of consents for filings with the SEC.

(2)	Fees for cost allocation/transfer pricing study.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Radio One by Ernst & Young LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the Chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the Chairperson reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm
for the Year Ending December 31, 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2010 annual meeting, we must receive it no later than January 15, 2010, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2010 annual meeting of stockholders.  To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Radio One no later than March 10, 2010.  Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Linda J. Vilardo
Assistant Secretary

FORWARD-LOOKING STATEMENTS

This Proxy Statement, as well as other public documents and statements of the Company referred to herein, may contain forward-looking statements that involve risks and uncertainties, which are based on the beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations and estimates (whether qualitative or quantitative) as to:

•	our consummation of the reverse stock split and its expected terms and conditions, as well as the timing of such transaction;

•
the intended benefits of the reverse stock split, including that it is in the best interests of the Company’s stockholders, should increase the per share trading prices of the Company’s Class A  and Class D common stock, should make such stock more attractive to institutional and other investors and would reduce certain of our costs, such as NASDAQ listing fees; and

•	the market’s near and long term reaction to the reverse stock split.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as “estimates,” “objectives,” “visions,” “projects,” “forecasts,” “focus,” “drive towards,” “plans,” “targets,” “strategies,” “opportunities,” “drivers,” “believes,” “intends,” “outlooks,” “initiatives,” “expects,” “scheduled to,” “anticipates,” “seeks,” “may,” “will,” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are advised, however, to consult any additional disclosures the Company made or may make in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, which the Company filed with the SEC on April 30, 2009, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC in 2009 (which, among other places, can be found on the SEC’s website at www.sec.gov, as well as on the Company’s website at www.radio-one.com). The information available from time to time on such websites shall not be deemed incorporated by reference into this Proxy Statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:

•	difficulties, delays, unanticipated costs or our inability to consummate the reverse stock split on the expected terms and conditions or timeline;

•
difficulties, delays or the inability to increase the per share trading price of our Class A or Class D common stock as a result of the reverse stock split, including future decreases in the price of the Company’s Class A or Class D common stock due to, among other things, the announcement of the reverse stock split or our inability to make such stock more attractive to institutional or other investors, such as due to investors viewing the reverse stock split negatively or due to future financial results, market conditions, the market perception of our business or other factors adversely affecting the market price of our Class A or Class D common stock, notwithstanding the reverse stock split or otherwise, or less than anticipated cost reductions, or our stock price being insufficient to satisfy compliance with the listing criteria of the NASDAQ’s Global Select Market or Capital Market; or

•
unanticipated negative reactions to the reverse stock split or unanticipated circumstances or results that could negatively affect interest in our Class A or Class D common stock by the investment community.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

APPENDIX A

SECOND CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RADIO ONE, INC.

Pursuant to Section  242 of
the General Corporation Law
of the State of Delaware

RADIO ONE, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:   Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Second Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (as amended by that certain Certificate of Amendment dated as of September 21, 2000) , each [___ (__)] shares of the Corporation’s Class A Common Stock, par value $.001 per share (the “Class A Common Stock”),  Class B Common Stock, par value $.001 per share (the “Class B Common Stock”), Class C Common Stock, par value $.001 per share (the “Class C Common Stock”), and Class D Common Stock, par value $.001 per share (the “Class D Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of  Class A Common Stock,  Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, without any further action by the Corporation or the holder thereof.  No fractional shares shall be issued and instead, all fractions of shares will be rounded up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be (the “Old Certificates”), shall thereafter represent that number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, into which the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, represented by the Old Certificates shall have been combined, subject to the rounding up of fractional share interests as described above.

SECOND:   This Certificate of Amendment shall become effective as of  11:59 p.m. on the filing date hereof.

THIRD:   This Certificate of Amendment was duly authorized by the Corporation’s Board of Directors and adopted by the Corporation’s stockholders in accordance with the provisions of Section  242 of the General Corporation Law of the State of Delaware.

[Execution Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [     ] day of          , 20__.

RADIO ONE, INC.

By: _________________________________
Name:
Title:

APPENDIX B

RADIO ONE, INC.

2009 STOCK OPTION
AND RESTRICTED STOCK GRANT PLAN

ARTICLE I

Purpose of Plan

The purpose of this 2009 Stock Option and Restricted Stock Grant Plan (the “Plan”) is to promote the long-term financial success of Radio One, Inc. (the “Company”), and its Subsidiaries, by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan shall be the date the Plan is approved by the Company’s stockholders, which is expected to be September 17, 2009.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the day before the ten-year anniversary of the Effective Date, or September 16, 2019.  After the Effective Date, no more grants will be made under the  Company’s 1999 Stock Option and Restricted Stock Grant Plan, as amended by the Board on March 9, 2004 and submitted for approval by stockholders on May 26, 2004 (the “Prior Plan”).

ARTICLE II

Definitions

For purposes of the Plan, the following terms have the indicated meanings:

“Board” means the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company’s assets determined on a consolidated basis.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the rules and regulations promulgated thereunder.

“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan.  The Committee shall be comprised solely of two or more outside, non-employee directors.  References to the Committee hereunder shall include the Board where appropriate.

“Class D Common Stock” means the Class D Common Stock, $.001 par value per share, of the Company.

“Common Stock” means the Class D Common Stock.

“Designated Date” has the meaning set forth in Section 5.6 hereof.

“Fair Market Value” per share on any given date means (i) if the principal market for the relevant class of stock is a national securities exchange or the NASDAQ Stock Market, the last sale price of that class of stock reported on such exchange or NASDAQ as of that date, (ii) if there is no such sale price reported, the mean between the lowest and highest reported sale prices of the relevant class of stock on that date on the principal exchange or market on which the stock is then listed or admitted to trading, (iii) if sale prices are not available or if the principal market for the relevant class of stock is not a national securities exchange and the stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the relevant class of stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service, or (iv) if the day is not a trading day, and as a result, paragraphs (i)-(iii) are inapplicable, the Fair Market Value of the relevant class of stock shall be determined as of the next earlier trading day; or (v) if paragraphs (i)—(iii) are inapplicable because the stock is no longer publicly traded, then the Fair Market Value of the relevant class of stock shall be determined in good faith by the Committee.

“Grant” means a restricted stock grant awarded to a Participant under the Plan at no cost to the Participant.

“Grant Agreement” has the meaning set forth in Section 6.1 hereof.

“Grant Shares” shall mean (i) all shares of Common Stock issued or issuable upon the award or vesting of a Grant and (ii) all shares of Common Stock issued with respect to the vested shares Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Grant Agreement, Grant Shares will continue to be Grant Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Grant Shares hereunder.

“Measurement Date” means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

“Option” means a stock purchase option granted to a Participant under the Plan.

“Option Agreement” has the meaning set forth in Section 6.1 hereof.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (after full vesting) (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

“Participant” means any director, executive or other key employee of the Company or any Subsidiary, or any other individual who performs substantial work for or provides services to the Company or any Subsidiary, who is granted an award in accordance with the terms of the Plan by the Committee.

“Permitted Transferee” means those persons to whom the Participant is authorized, pursuant to Section 6.3, to transfer Options and Grants.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Plan” has the meaning set forth in the preamble hereof.

“Subsidiary” means: (i) with respect to incentive stock options, any subsidiary corporation of the Company as such term is defined in Code section 424(f); and (ii) with respect to all other grants made under the Plan, any subsidiary of the Company, including non-corporate entities that would satisfy the definition of Code section 424(f) but for the fact that the entity is not organized in corporate form (including, but not limited to, general partnerships, limited partnerships and limited liability companies that elect to be taxed as pass-through entities).

“Termination Date” shall mean the date upon which such Participant’s employment or service with or to the Company or any Subsidiary terminated, as determined by the Board.  If the Participant is employed by the Company and serves as a member of the Board, the Termination Date shall mean that date upon which both the employment and Board service with the Company or any Subsidiary has terminated.

ARTICLE III

Administration

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options or Grants to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options and Grants as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options or Grants granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, 8,250,000 shares of Class D Common Stock, subject to adjustment in accordance with Section 6.4. To the extent any Options or Grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, and to the extent any Option Shares or Grant Shares are tendered or withheld in payment of the exercise price of any Options or the taxes payable with respect to the exercise of any Options or Grants, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1    Grant of Options and Grants.

(a)    Grant by Committee.    The Committee may grant Options or Grants to Participants from time to time in accordance with this Article V.

(b)    Nonqualified Options and Incentive Stock Options.    Options granted under the Plan may be nonqualified stock options or “incentive stock options” within the meaning of Section 422 of the Code or any successor provision as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), unless such incentive stock option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the Fair Market Value of a share of Common Stock on the date of grant.

It is the Company’s intent that nonqualified stock options granted under the Plan not be classified as incentive stock options, that incentive stock options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an incentive stock option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a nonqualified stock option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for nonqualified stock options.

(c)    Exercise Price.    The exercise price per share of Common Stock under each Option shall be determined by the Committee at the time of grant; provided, however, except as provided in Section 5.1(b) above, the exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4). Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the relevant class of Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.

(d)    Restricted Grants.  The Committee may issue or transfer shares of Company Stock to a Participant under a Grant, upon such terms as the Committee deems appropriate.   Shares of Company Stock issued or transferred pursuant to Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. Each Grant shall be evidenced by a Grant Agreement, which shall: (a) specify the number of shares of Common Stock covered by the Grant; (b) specify the date of grant of the Grant; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock.  All restrictions imposed on any Grant shall lapse upon the expiration of the applicable restriction period and the satisfaction of all conditions imposed by the Committee. The Committee may waive any or all restrictions and conditions of a Grant.  Unless the Committee determines otherwise, during the restriction period, the Participant shall have the right to vote shares of a Grant but shall not have the right to receive any dividends or other distributions paid on such shares.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of restricted stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.  In any event, the certificates evidencing the Grant shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Radio One, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Radio One, Inc.  2009 Long-Term Equity Incentive Plan, copies of which are on file at the executive offices of Radio One, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Grants in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Grants.  In the event Grants are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Grants.  Grants that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, until the satisfaction of the conditions to which the Grant is subject.

(e)    Option or Grant Term.    The Committee shall determine the term of each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, pursuant to Section 5.1(b)).  The Committee shall establish the effect of a termination of employment or service on the continuation of rights and benefits available under an Option or Grant and, in so doing, may make distinctions based upon, among other things, the cause of termination of employment or service and type of award.

(f)    Maximum Annual Grant to Participant.    In any one calendar year, the Committee shall not grant to any one Participant Options to purchase, or Grants of, a number of shares of Class D Common Stock in excess of 1,000,000.

5.2    Exercise Procedure.    Options and Grants shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the applicable exercise price.

5.3    Payment Options.    Options may be exercised, in whole or in part, upon payment of the exercise price of the Option Shares to be acquired. Payment shall be made: (i) in cash (including check, bank draft or money order); (ii) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of the relevant class of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised, (v) by any combination of the foregoing; or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

(a)    Exchange of Previously Acquired Stock.    In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of the relevant class of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of the relevant class of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the relevant class of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of the relevant class of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant’s broker to transfer, by book entry, such shares of the relevant class of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of shares of the relevant class of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of the relevant class of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(b)    Payment by Withholding Shares.    In the event a Participant elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of the relevant class of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable as Options under the Plan.

    5.4    Withholding Tax Requirements.

(a)    Participant Election.    Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of the relevant class of Common Stock pursuant to this Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of the relevant class of Common Stock in payment of the exercise price of Options.

(b)    Company Requirement.    The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 5.4(a) or this Section 5.4(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Option Shares or Grant Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Option Shares or Grant Shares under the Plan. The Company may, in its discretion and to the extent specifically approved by and in accordance with the policies of the Committee, permit payment of such federal, state or local taxes to be made by delivery by a Participant to the Company of a promissory note of such Participant.

5.5    Notification of Inquiries and Agreements.    Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options or Grants granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option or Grant granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option or Grant acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

5.6    Conditions and Limitations on Exercise.    At the discretion of the Committee, exercised at the time of grant, Options and Grants may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, (iii) the occurrence of certain events and/or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Except as otherwise provided by the Committee, Options shall not vest for a period of at least six months following the date of grant of such Options. In the event of a Change of Control, the Committee may provide, in its discretion, that the Options and Grants shall become immediately vested and that such Options and Grants shall terminate if not exercised as of the date of the Change of Control or any other designated date (the “Designated Date”) or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Change of Control over the exercise price of such Options.

The Company shall give all Participants notice of an impending Change of Control at least 15 days prior to the date of such Change of Control or the Designated Date, whichever is earlier.

    5.7    Expiration of Options and Grants.

(a)    Normal Expiration.    In no event shall any part of any Option or Grant be exercisable after the stated date of expiration thereof.

(b)    Early Expiration Upon Termination of Employment.    Any part of any Option or Grant that was not vested prior to a Participant’s Termination Date shall expire and be forfeited on such date, and any part of any Option or Grant that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year, if termination is caused by the Participant’s death or disability) following the Termination Date or such longer period following the Termination Date to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration thereof.

5.8   Deferred Compensation.  If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 5.8 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

               5.9    Provisions Applicable to Section 162(m) Participants

(a)   The Committee, in its discretion, may determine whether any Option or Grant is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)   Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) may award any Option or Grant to a Section 162(m) Participant, the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria, defined below.

(c)   To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Option or Grant under the Plan to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of any Option or Grant to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)   Furthermore, notwithstanding any other provision of the Plan, any Option or Grant awarded to a Section 162(m) Participant and that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(e)   For purposes of the Plan,

(i)   “ Performance Criteria ” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Company Stock, (k) total shareholder returns,  (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (m) market share or ratings gains, (n) bank covenant compliance; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee.  The Performance Criteria may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

(ii)            “Section 162(m) Participant” shall mean any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

ARTICLE VI

General Provisions

6.1    Written Agreement.    Each Option and Grant granted hereunder shall be embodied in a written agreement (the “Option Agreement ” or “ Grant Agreement ”) which shall be signed by the Participant to whom the Option or Grant is granted and shall be subject to the terms and conditions set forth herein. Unless otherwise expressly stated herein, inconsistencies between such Option Agreement or Grant Agreement and this Plan shall be resolved in accordance with the terms of this Plan.

6.2    Listing, Registration and Legal Compliance.    If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options or Grants upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or Grants or the purchase or issuance of shares thereunder, no Options or Grants may be granted and Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options or Grants will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options or Grants that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Grants may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

6.3    Options and Grants Not Transferable.    Except as otherwise authorized by the Committee, Options and Grants may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant’s legal guardian or legal representative). In the event of the death of a Participant, Options and Grants which are not vested on the date of death shall terminate; exercise of Options or Grants granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant’s estate or the person or persons to whom such Participant’s rights under the Options or Grants will pass by will or the laws of descent and distribution.

6.4    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, reverse stock split or combination or other change in the shares of Common Stock, the Committee shall, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options or Grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Plan, (2) the number and type of shares covered by outstanding Options or Grants, (3) the exercise prices, if any, specified therein and/or (4) other provisions of this Plan which specify a number of shares, all as the Committee determines to be appropriate and equitable.

6.5    Rights of Participants.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No employee or service provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.6    Amendment, Suspension and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options or Grants without the consent of the Participants affected thereby, except as provided below. No Options or Grants shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.7    Amendment of Outstanding Options and Grants.    The Committee may amend or modify any Option or Grant in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option or Grant; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option or Grant, no such amendment or modification shall impair the rights of any Participant under any outstanding Option or Grant without the consent of such Participant.

6.8   Prohibition Against Option Repricing.  Except for reductions of the exercise price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted under the Plan.

6.9    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, shall be governed by the substantive laws, but not the choice of law rules, of Delaware.

ARTICLE VII

Stockholder Adoption

The Plan was approved by the Board on June 29, 2009 and submitted for approval by stockholders on September 17, 2009.

RADIO ONE
THE URBAN MEDIA SPECIALIST

RADIO ONE, INC.
5900 PRINCESS GARDEN PARKWAY
7TH FL
LANHAM, MD 20706
ATTN: LINDA J. VILARDO

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RADIO ONE, INC.

The Board of Directors recommends a vote "FOR" Items 1, 2, 3, 4, and 5.

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	☐	☐	☐

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____

1. Election of Class A Directors

NOMINEES:

01) Terry L. Jones — Class A Director
02) Brian W. McNeill — Class A Director

2. Election of Other Directors

NOMINEES:

03) Catherine L. Hughes — Other Director
04) Alfred C. Liggins, III — Other Director
05) D. Geoffrey Armstrong — Other Director
06) Ronald E. Blaylock — Other Director
07) B. Doyle Mitchell, Jr. — Other Director

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M15777-P83395

RADIO ONE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 17, 2009

The stockholder(s) hereby appoint(s) Peter D. Thompson and Linda J. Vilardo, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A shares of common stock of Radio One, Inc. that the stockholder(s) is/are entitled to vote at the Radio One, Inc. Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Time on Thursday, September 17, 2009, at the Marriott Hotel, 6400 Ivy Lane, Greenbelt, MD 20770, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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